UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2008
Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	14, rue de la Colombiere 1260 Nyon, Switzerland (Address of principal executive offices)	NA (Zip Code)
Registrant’s telephone number, including area code: +011 41 22 363 13 10
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 8, 2008, the Registrant (“Mymetics”) entered into a Co-Ownership Agreement with the Institut National de la Santé Et de la Recherche Médicale (“INSERM”) and Pevion Biotech Ltd., a Co-Ownership Agreement only with INSERM and an Exploitation Agreement with INSERM pursuant to which Mymetics was authorized to develop, promote, manufacture, have manufactured, sell and distribute products protected by three patents now partially owned by Mymetics that Mymetics believes are important in developing a vaccine against AIDS. Mymetics has obtained a worldwide license under these agreements for a term that lasts as long as the date of expiration of the last expiring patent under each of the Co-Ownership Agreements. Mymetics is required to make a series of milestone and royalty payments to INSERM.
     The preceding description of the two Co-Ownership Agreements and the Exploitation Agreement is only a summary of those agreements and is qualified in its entirety by reference to those agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Co-Ownership Agreement, dated as of January 8, 2008, by and among Mymetics, Inc., INSERM and Pevion Biotech Ltd.*

10.2	Co-Ownership Agreement, dated as of January 8, 2008, by and among Mymetics, Inc. and INSERM *

10.3	Exploitation Agreement, dated as of January 8, 2008, by and between Mymetics, Inc. and INSERM*
*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2008	MYMETICS CORPORATION

	By:	/s/ Christian Rochet

Christian Rochet Chief Executive Officer